Exhibit 10.1

APPTIO, INC.

2016 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Unless otherwise defined herein, the terms defined in the Apptio, Inc. 2016 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Performance‑based Restricted Stock Unit Agreement (the “Award Agreement”), which includes the Notice of Performance‑based Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Performance-based Restricted Stock Unit Grant attached hereto as Exhibit A (the “Restricted Stock Unit Terms”), the Appendix to Performance‑based Restricted Stock Unit Agreement attached hereto as Exhibit B (the “Appendix”), and any other exhibits attached hereto.

NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT

Participant Name:__________________________

Address:__________________________

__________________________

Participant has been granted the right to receive an Award of performance‑based Restricted Stock Units, subject to the terms and conditions of the Plan and the Award Agreement, as follows:

Grant Number__________________________

Date of Grant__________________________

Vesting Commencement Date__________________________

Target Number of Restricted Stock Units__________________________

Maximum Number of Restricted Stock Units	100% of the Target Number of Restricted Stock Units

Vesting Schedule:

Subject to Section 3 of the Restricted Stock Unit Terms or any acceleration provisions contained in the Plan or set forth below, these Restricted Stock Units will vest [INSERT VESTING SCHEDULE].

In the event Participant ceases to be a Service Provider (as described in Section 3 of the Restricted Stock Unit Terms) for any or no reason before Participant vests in these Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.

(Signature page follows.)

By Participant’s electronic acceptance and the signature of the Company’s representative below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and the Award Agreement, including all exhibits hereto, all of which are made a part of this document.  Participant has reviewed the Plan and the Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Award Agreement and fully understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award Agreement.  Participant further agrees to notify the Company upon any change to the residence address indicated below.

PARTICIPANT:APPTIO, Inc.

SignatureBy

Print NamePrint Name

Residence Address:

Title

Exhibit 10.1

EXHIBIT A

TERMS AND CONDITIONS OF

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT

Capitalized terms used but not defined in this Exhibit A shall have the same meanings assigned to them in the Plan and/or the Notice of Grant.

1.Grant.  The Company hereby grants to the individual named in the Notice of Grant (“Participant”) an Award of Restricted Stock Units, subject to all of the terms and conditions of the Plan, which is incorporated herein by reference, and the terms and conditions of the Award Agreement, which includes the Notice of Grant, the Restricted Stock Unit Terms, the Appendix, and any other exhibits attached hereto.  Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Award Agreement, the terms and conditions of the Plan will prevail.

2.Company’s Obligation to Pay.  Each Restricted Stock Unit represents the right to receive one Share on the date it vests.  Unless and until these Restricted Stock Units vest in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Shares.  Prior to actual payment of Shares for any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.  Any of these Restricted Stock Units that vest in accordance with Section 3 or 4 will be paid to Participant (or, in the event of Participant’s death, will be distributed as described in Section 6) in whole Shares, subject to Participant satisfying any Tax Obligations.  Subject to the provisions of Section 4, such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under the Award Agreement.

3.Vesting Schedule.  Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by the Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of the Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

For purposes of these Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date that Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or providing services, or the terms of Participant’s employment or service agreement, if any), and unless otherwise determined by the Administrator, Participant’s right to vest in these Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or providing

Exhibit 10.1

services, or the terms of Participant’s employment or service agreement, if any).  The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of these Restricted Stock Units (including whether Participant may still be considered to be providing services while on a leave of absence).

4.Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.  If Participant is a United States (“U.S.”) taxpayer, the payment of Shares vesting pursuant to this Section 4 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Code Section 409A.  The prior sentence may be superseded in a future agreement or amendment to the Award Agreement only by direct and specific reference to such sentence.

Notwithstanding anything in the Plan or the Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant) to the contrary, if the vesting of the balance, or some lesser portion of the balance, of these Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Code Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Code Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Code Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid out as described in Section 6 as soon as practicable following his or her death. It is the intent of the Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Code Section 409A so that none of the Restricted Stock Units provided under the Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply.  Each payment payable under the Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

5.Forfeiture upon Termination of Status as a Service Provider.  Notwithstanding any contrary provision of the Award Agreement, the balance of these Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider, for any or no reason, will be immediately forfeited, and Participant’s right to acquire any Shares hereunder will immediately terminate.

6.Death of Participant.  Any distribution or delivery to be made to Participant under the Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer

Exhibit 10.1

and compliance with any laws or regulations pertaining to said transfer.

Notwithstanding the foregoing, if Participant is a Service Provider outside the United States, Participant will not be permitted to designate a beneficiary, and in the event of Participant’s death, any distribution or delivery to be made to Participant under the Award Agreement will be made to Participant’s legal heirs or representatives.

7.Taxes.

(a)Responsibility for Taxes.  Notwithstanding any contrary provision of the Award Agreement, no certificate representing the Shares will be issued to Participant unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of Tax Obligations which the Company or, if different, the Parent or Subsidiary employing or retaining Participant (the “Employer”) determines must be withheld with respect to these Restricted Stock Units or any Shares issued upon vesting.  In this regard, Participant acknowledges and agrees that:

(i)Participant is ultimately responsible for all Tax Obligations and Participant’s liability for Tax Obligations may exceed the amount withheld by the Company and/or the Employer, if any;

(ii)the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of these Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired upon vesting of the Restricted Stock Units and the receipt of any dividends;

(iii)the Company and/or the Employer do not commit to and are under no obligation to structure the terms of the grant or any aspect of these Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result;

(iv)the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction if Participant is subject to tax in more than one jurisdiction; and

(v)if Participant fails to make satisfactory arrangements for the payment of any Tax Obligations at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Section 3 or 4 or at the time any Tax Obligations related to Restricted Stock Units otherwise are due, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.

(b)Withholding of Taxes.  Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment obligations of Tax Obligations of the Company and/or the Employer.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their obligations with regard to all Tax Obligations by one or more of the following methods:

Exhibit 10.1

(i)withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer;

(ii)withholding from proceeds of the sale of Shares acquired upon vesting of these Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent from Participant;

(iii)withholding Shares otherwise issuable upon vesting of these Restricted Stock Units;

(iv)requiring or permitting Participant to deliver cash or a check to the Company or the Employer, pursuant to such procedures as it may specify from time to time;

provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold from proceeds of the sale of Shares acquired upon vesting of these Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent from Participant, upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under Applicable Laws or has materially adverse accounting consequences, in which case, the Tax Obligations may be satisfied by one or a combination of methods (i) and (iv).

Depending on the method of withholding, the Company may withhold or account for Tax Obligations by considering minimum applicable rates or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a cash refund of any over-withheld amount not remitted to applicable tax authorities on Participant’s behalf and Participant will have no entitlement to receive the equivalent amount in Shares. If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations.

8.Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account).  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THESE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER OF THE COMPANY OR A PARENT OR SUBSIDIARY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THESE RESTRICTED STOCK UNITS OR

Exhibit 10.1

ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THE AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR ANY PARENT OR SUBSIDIARY) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.Nature of Grant.  In accepting the grant of these Restricted Stock Units, Participant acknowledges, understands and agrees that:

(a)the grant of these Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(b)all decisions with respect to future grants of Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;

(c)Participant is voluntarily participating in the Plan;

(d)these Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of the same, are not intended to replace any pension rights or compensation;

(e)these Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of the same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments;

(f)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(g)unless otherwise agreed with the Company, these Restricted Stock Units and any Shares acquired under the Plan, and the income and value of the same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary;

(h)unless otherwise provided in the Plan or by the Company in its discretion, these Restricted Stock Units and the benefits evidenced by the Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

Exhibit 10.1

(i)in addition to subsections (a) through (h) above, the following provisions will also apply if Participant is a Service Provider outside the U.S.:

(i)these Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of the same, are not part of normal or expected compensation or salary for any purpose;

(ii)none of the Company, the Employer or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of these Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and

(iii)no claim or entitlement to compensation or damages shall arise from forfeiture of these Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider, or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of these Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, the Employer, or any Parent or Subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Company, the Employer, and any Parent or Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

11.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant should consult with his or her own personal tax, legal and financial advisors regarding the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Award Agreement and all other aspects of Participant’s participation in the Plan before taking any action related to the Plan.

12.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in the Award Agreement and any other grant materials related to these Restricted Stock Units (“Data”) by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Data may include certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, purchased, vested, unvested or outstanding

Exhibit 10.1

in Participant’s favor, for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Data will be transferred to Charles Schwab & Co., Inc., or such other stock plan service provider as may be selected by the Company in the future (the “Designated Broker”) or a designated payroll provider as may be selected by the Company in the future (the “Designated Payroll Provider”), all of which are assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of Data may be located in the U.S. or elsewhere, and that a recipient’s country of operation (e.g., the U.S.) may have different data privacy laws and protections than Participant’s country.  Participant understands that if he or she resides outside the U.S., he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  Participant authorizes the Company, the Designated Broker, the Designated Payroll Provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that if he or she resides outside the U.S., he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting his or her local human resources representative.  Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan.  For more information on the consequences of his or her refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

13.Address for Notices.  Any notice to be given to the Company under the terms of the Award Agreement will be addressed to the Company at Apptio, Inc., 11100 NE 8th Street, Suite 600, Bellevue, WA 98004, Attention: General Counsel or at such other address as the Company may hereafter designate in writing.

14.Non-transferability of Restricted Stock Units.  Except to the limited extent provided in Section 6, these Restricted Stock Units and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of these Restricted Stock Units, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, these Restricted Stock Units and the rights and privileges conferred hereby immediately will become null and void.

Exhibit 10.1

15.Successors and Assigns.  The Company may assign any of its rights under the Award Agreement to single or multiple assignees, and the Award Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, the Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.  The rights and obligations of Participant under the Award Agreement may only be assigned with the prior written consent of the Company.

16.Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, the Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17.Additional Conditions to Issuance of Shares.  If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any U.S. federal, state, local or foreign law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission (the “SEC”) or any other governmental regulatory body or the clearance, consent or approval of the SEC or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company.  Where the Company determines that the delivery of any Shares will violate federal securities laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation.  The Company will make all reasonable efforts to meet the requirements of any such Applicable Laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

18.Plan Governs.  The Award Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of the Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

19.Interpretation.  The Administrator will have the power to interpret the Plan and the Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Award Agreement.

20.Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to these Restricted Stock Units or future Awards that may be granted under the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or third party designated by the Company.

Exhibit 10.1

21.Agreement Severable.  In the event that any provision in the Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Award Agreement.

22.Modifications to the Award Agreement.  The Plan is established voluntarily by the Company, it is discretionary in nature, and the Company, in its discretion, may elect to terminate, suspend or modify the terms of the Plan at any time, to the extent permitted by the Plan.  Participant agrees to be bound by such termination, suspension or modification regardless of whether notice is given to Participant of such event. The Company reserves the right to revise the Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with this Award of Restricted Stock Units.  Further, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on these Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to execute any additional agreements or undertakings that may be necessary to accomplish the foregoing. Other modifications to the Award Agreement or the Plan can be made only in an express written contract executed by Participant and a duly authorized officer of the Company.

23.Waiver.  Participant acknowledges that a waiver by the Company of breach of any provision of the Award Agreement shall not operate or be construed as a waiver of any other provision of the Award Agreement, or of any subsequent breach by Participant or any other Participant.

24.Governing Law and Venue.  The Award Agreement will be governed by the laws of the State of Washington, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation will be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, and no other courts, where this Restricted Stock Unit Award is made and/or to be performed.

25.Language.  If Participant has received the Award Agreement or any other document related to these Restricted Stock Units or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

26.Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of the Award Agreement.

27.Appendix.  Notwithstanding any provision of the Notice of Grant or the Restricted Stock Unit Terms, these Restricted Stock Units shall be subject to any additional terms and conditions for Participant’s country set forth in the Appendix.  Moreover, if Participant relocates to one of the countries included in the Appendix, the terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and

Exhibit 10.1

conditions to Participant is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of the Award Agreement.

28.Insider-Trading/Market-Abuse Laws.  Participant acknowledges that, depending on Participant's country, Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect Participant's ability to purchase or sell Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant's country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy.  Participant is responsible for complying with any applicable restrictions, so Participant is advised to speak to Participant's personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in Participant's country.

29.Foreign Asset/Account Reporting Requirements and Exchange Controls.   Participant acknowledges that Participant's country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect Participant's ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside Participant's country.  Participant may be required to report such accounts, assets or transactions to the tax or other authorities in Participant's country.  Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant's participation in the Plan to Participant's country through a designated bank or broker within a certain time after receipt.  Participant acknowledges that it is Participant's responsibility to be compliant with such regulations, and Participant is advised to consult Participant's personal legal advisor for any details.

30.Entire Agreement.  The Plan is incorporated herein by reference.  The Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.  Participant expressly warrants that he or she is not accepting the Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.

*     *     *

Exhibit 10.1

EXHIBIT B

APPENDIX TO PERFORMANCE‑ BASED RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms used but not defined in this Appendix shall have the same meanings assigned to them in the Plan, the Notice of Grant or the Restricted Stock Unit Terms.

Terms and Conditions

This Appendix includes additional terms and conditions that govern Participant’s participation in the Plan if Participant works and/or resides in one of the countries listed below.  If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing (or is considered as such for local law purposes), or Participant transfers employment or residence to a different country after these Restricted Stock Units are granted, the terms and conditions of the Restricted Stock Units contained herein may not be applicable to Participant, and the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to Participant.

Notifications

This Appendix also includes information regarding certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of November 1, 2016.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out-of-date at the time Restricted Stock Units vest or Participant sells any Shares acquired upon vesting.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her individual situation.

If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing (or is considered as such for local law purposes), or if Participant transfers employment or residence to a different country after these Restricted Stock Units are granted, the notifications contained in this Appendix may not be applicable to Participant in the same manner.

Exhibit 10.1

australia

Terms and Conditions

Australian Offer Document.  This grant of these Restricted Stock Units is intended to comply with the provisions of the Corporations Act 2001, Australia Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000.  Additional details are set forth in the Australia Offer Document, which is provided to Participant with the Award Agreement.

Notifications

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers.  If an Australian bank is assisting with the transaction, the bank will file the report on behalf of Participant.

Tax Information.  The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

AUSTRIA

Notifications

Exchange Control Information. If Participant holds Shares acquired under the Plan outside of Austria, Participant must submit a report to the Austrian National Bank.  An exemption applies if the value of the Shares as of any given quarter does not exceed €30,000,000 or if the value of the Shares in any given year as of December 31 does not exceed €5,000,000.  If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given.  The deadline for filing the annual report is January 31 of the following year and the deadline for the quarterly report is the 15th of the month following the end of the respective quarter.

A separate reporting requirement applies when Participant sells Shares acquired under the Plan or receives a dividend.  In that case, there may be exchange control obligations if the cash proceeds are held outside of Austria.  If the transaction volume of all accounts abroad exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

Notifications

Foreign Asset/Account Reporting Information.  Belgian residents are required to report any securities (e.g., Shares acquired under the Plan) or bank accounts opened and maintained outside of Belgium on their annual tax returns.  In a separate report, Belgian residents are required to provide the National Bank of Belgium with the account details of any such foreign accounts.

Exhibit 10.1

CANADA

Terms and Conditions

Form of Payment.  Notwithstanding any discretion contained in the Plan, the grant of these Restricted Stock Units does not provide any right for Participant to receive a cash payment; these Restricted Stock Units are payable in Shares only.

Termination of Service.  The following provision replaces the second paragraph of Section 3 of the Restricted Stock Unit Terms:

For purposes of these Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) as of the date that is the earlier of (i) the date of Participant’s termination, (ii) the date Participant receives notice of termination as a Service Provider, or (iii) the date Participant is no longer actively providing service, and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any pay-in-lieu of notice or similar period mandated under employment laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of these Restricted Stock Units (including whether Participant may still be considered to be providing services while on a leave of absence).

The following provisions apply if Participant resides in Quebec:

Consent to Receive Information in English.  The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Pour Recevoir Des Informations en Anglais.  Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention.

Data Privacy.  The following provision supplements Section 12 of the Restricted Stock Unit Terms:

Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan.  Participant further authorizes the Company, the Employer and/or any Parent or Subsidiary to disclose and discuss such information with their advisors.  Participant also authorizes the Company, the Employer and/or any Parent or Subsidiary to record such information and to keep such information in Participant’s employment file.

Exhibit 10.1

Notifications

Securities Law Information.  Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the NASDAQ Global Select Market).

Foreign Asset/Account Reporting Information. Participant is required to report any foreign property on form T1135 (Foreign Income Verification Statement) if the total value of the foreign property exceeds C$100,000 at any time in the year.  Foreign property includes Shares acquired under the Plan, and may include the Restricted Stock Units.  The Restricted Stock Units must be reported (generally at a nil cost) if the $100,000 cost threshold is exceeded because of other foreign property Participant holds.  If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares.  The form must be filed by April 30 of the following year.  Participant should consult with his or her personal legal advisor to ensure compliance with applicable reporting obligations.

DENMARK

Terms and Conditions

Nature of Grant.  The following provision supplements Section 10 of the Restricted Stock Unit Terms:

By accepting these Restricted Stock Units, Participant acknowledges, understands and agrees that it relates to future services to be performed and is not a bonus or compensation for past services.

Stock Option Act.  Participant acknowledges that he or she has received an Employer Statement in Danish (attached at the end of this section) which sets forth additional terms of these Restricted Stock Units, to the extent that the Danish Stock Option Act applies to these Restricted Stock Units.

Notifications

Exchange Control and Tax Reporting Information.  Participant may hold Shares acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank.  If the Shares are held with a non-Danish broker or bank, Participant is  required to inform the Danish Tax Administration about the safety-deposit account.  For this purpose, Participant must file a Declaration V (Erklaering V) with the Danish Tax Administration.  Participant must sign the Declaration V and the broker or bank may sign the Declaration V.  By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the safety-deposit account.  In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or

Exhibit 10.1

bank account and any Shares acquired at vesting and held in such account to the Danish Tax Administration as part of Participant’s annual income tax return.  By signing the Form V, Participant at the same time authorizes the Danish Tax Administration to examine the account.  A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.

In addition, when Participant opens a brokerage account (or a deposit account) outside of Denmark, the account will be treated as a deposit account because cash can be held in the account.  Therefore, Participant must also file a Declaration K (Erklaering K) with the Danish Tax Administration.  Both Participant and the bank/broker must sign the Declaration K, unless an exemption from the broker/bank signature requirement is granted by the Danish Tax Administration.  It is possible to seek the exemption on the Form K, which Participant should do at the time Participant submits the Form K.  By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account.  In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that Participant is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of his or her annual income tax return.  By signing the Declaration K, Participant at the same time authorizes the Danish Tax Administration to examine the account.  A sample of Declaration K can be found at the following website:

www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

Foreign Asset/Account Reporting Information. If Participant establishes an account holding Shares or cash outside of Denmark, Participant must report the account to the Danish Tax Administration.  The form which should be used in this respect can be obtained from a local bank.  These obligations are separate from and in addition to the obligations described above.

Exhibit 10.1

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK

EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), Participant is entitled to receive the following information regarding participation in the Apptio, Inc. (the “Company”) 2016 Equity Incentive Plan (the “Plan”) in a written statement.

This statement generally contains only the information mentioned in the Stock Option Act, while the other terms and conditions of the grant of Restricted Stock Units are described in detail in the Plan, the Restricted Stock Unit Agreement, including the Terms and Conditions of Restricted Stock Units, and the Appendix and the Notice of Restricted Stock Unit Grant, which have been made available to Participant.  In the event of a conflict between a provision contained in this Employer Statement and provisions contained in the Plan or Restricted Stock Unit Agreement, this Employer Statement shall prevail.

1.	Date of Grant

The date of grant of the Restricted Stock Units is the date that the Administrator (as defined in the Plan) approved a grant for Participant and determined it would be effective, as set forth in the Restricted Stock Unit Agreement.

2.	Terms and Conditions of the Restricted Stock Unit Grant

The grant of Restricted Stock Units under the Plan is made at the sole discretion of the Administrator.  Employees, Consultants and Directors (as defined in the Plan) of the Company and its Parents or Subsidiaries (as defined in the Plan) are eligible to participate in the Plan.

3.	Vesting Date of Restricted Stock Units

The award of Restricted Stock Units shall vest over a period time, provided Participant remains employed by or in the service of the Company or a Subsidiary, subject to Section 5 of this statement.

4.	Exercise Price

There is no exercise price associated with the Restricted Stock Units.  Each Restricted Stock Unit entitles Participant to receive one share of the Company's common stock after the Restricted Stock Units have vested without any cost to Participant or other payment required from Participant (other than applicable taxes).

5.	Rights Upon Termination of Service Provider Status

The treatment of Restricted Stock Units upon termination of Participant's Service Provider status will be determined under Sections 4 and 5 of the Stock Option Act unless the terms contained in the Plan or Restricted Stock Unit Agreement are more favorable to Participant than Sections 4 and 5 of the Stock Option Act.  If the terms contained in the Plan or Restricted Stock Unit Agreement are more favorable to Participant, then such terms will govern the treatment of the Restricted Stock Units upon termination of Participant's Service Provider status.

6.	Financial Aspects of Participating in the Plan

The grant of Restricted Stock Units has no immediate financial consequences for Participant.  The value of the Restricted Stock Units is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stock will always have financial risk.  The future value of the Company's shares is unknown and cannot be predicted with certainty.

Apptio, Inc.

11100 NE 8th Street, Suite 600

Bellevue, WA 98004

U.S.

Exhibit 10.1

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK

ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold (“Aktieoptionsloven”) er deltageren berettiget til i en skriftlig erklæring at modtage følgende oplysninger om deres deltagelse i Apptio, Inc.'s (“Selskabets”) 2016 Equity Incentive Plan (“Planen”).

Denne erklæring indeholder generelt kun de oplysninger, der er nævnt i Aktieoptionsloven, medens de øvrige kriterier og betingelser for tildelingen af RSU'er (“Restricted Stock Units”) er beskrevet nærmere i Planen, i Tildelingsaftalen ("Restricted Stock Unit Agreement"), inklusive Betingelserne ("Terms and Conditions of Restricted Stock Units"), i Bilaget ("Appendix") og i Tildelingsmeddelelsen ("Notice of Restricted Stock Unit Grant"), hvilke dokumenter alle er udleveret til deltageren.  I tilfælde af uoverensstemmelser mellem en bestemmelse i denne Arbejdsgivererklæring og bestemmelserne i Planen eller i Tildelingsaftalen har denne Arbejdsgivererklæring forrang.

1.	Tidspunkt for tildeling

Tidspunktet for tildelingen af RSU'erne er den dag, hvor Administrator (som defineret i Planen) godkendte en tildeling til deltageren og besluttede, at den skulle træde i kraft som beskrevet i Tildelingsaftalen.

2.	Kriterier og betingelser for tildelingen af RSU'er

Tildelingen af RSU'er i henhold til Planen sker alene efter Administrators eget skøn.  Medarbejdere (Employees), Konsulenter (Consultants) og Bestyrelsesmedlemmer (Directors) (som defineret i Planen) i Selskabet og i Selskabets Moderselskaber (Parents) eller Datterselskaber (Subsidiaries) (som defineret i Planen) er berettiget til at deltage i Planen.

3.	Modningstidspunkt for RSU'er

De tildelte RSU'er modnes over en periode, forudsat at deltageren fortsat er ansat i eller arbejder for Selskabet eller et Datterselskab. Dog tages der forbehold for pkt. 5 i denne erklæring.

4.	Udnyttelseskurs

Der er ikke knyttet nogen udnyttelseskurs til RSU'erne.  Hver RSU giver i forbindelse med deres modning deltageren ret til at modtage én ordinær aktie i Selskabet, uden at det koster deltageren noget (bortset fra gældende skatter og afgifter).

5.	Retsstilling ved ophør af status som Service Provider

I tilfælde af ophør af deltagerens status som Service Provider vil RSU'erne blive behandlet i overensstemmelse med Aktieoptionslovens §§ 4 og 5, medmindre bestemmelserne i Planen eller i Tildelingsaftalen er mere fordelagtige for deltageren end Aktieoptionslovens §§ 4 og 5.  Hvis bestemmelserne i Planen eller i Tildelingsaftalen er mere fordelagtige for deltageren, vil det være disse bestemmelser, der er gældende for, hvordan RSU'erne behandles i forbindelse med, at deltagerens status som Service Provider ophører.

6.	Økonomiske aspekter af deltagelse i Planen

Tildelingen af RSU'er har ingen umiddelbare økonomiske konsekvenser for deltageren.  Værdien af RSU'erne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko.  Den fremtidige værdi af Selskabets aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Apptio, Inc.

11100 NE 8th Street, Suite 600

Bellevue, WA 98004

USA

Exhibit 10.1

FRANCE

Terms and Conditions

Language Consent. By accepting these Restricted Stock Units, Participant confirms having read and understood the Plan and Award Agreement which were provided in the English language.  Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée.  En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Tax Information.  These Restricted Stock Units are not intended to qualify for special tax or social security treatment in France.

Foreign Asset/Account Reporting Information. If Participant holds Shares outside of France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing his or her annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  (Bundesbank).   In case of payments in connection with securities (including proceeds realized upon the sale of Shares or from the receipt of any dividends paid on such Shares), the report must be made by the 5th day of the month following the month in which the payment was received.  The report must be filed electronically.  The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English.  Participant is responsible for complying with applicable reporting requirements.

IRELAND

There are no country-specific provisions.

ITALY

Terms and Conditions

Data Privacy.  The following provision replaces Section 12 of these Restricted Stock Units:

Participant understands that the Employer, the Company and any Parent or Subsidiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job

Exhibit 10.1

title, Shares or directorships held in the Company or any Parent or Subsidiary, details of all Restricted Stock Units granted, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan.

Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is Apptio, Inc., with registered offices at 111000 NE 8th Street, Suite 600, Bellevue, WA 98004 U.S.A., Attention: General Counsel.

Participant understands that Data will not be publicized, but it may be transferred to Charles Schwab & Co., Inc. or such other banks, financial institutions, or brokers involved in the management and administration of the Plan.  Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company.  Participant further understands that the Employer, the Company and/or any Parent or Subsidiary will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Participant’s participation in the Plan, and that the Company and/or any Parent or Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to Charles Schwab & Co., Inc. or such other broker or third party with whom Participant may elect to deposit any Shares acquired under the Plan.  Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan.  Participant understands that these recipients may be located in the European Economic Area or elsewhere, such as the United States.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan.  Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Exhibit 10.1

Furthermore, Participant is aware that Data will not be used for direct-marketing purposes.  In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s local human resources representative.

Acknowledgement.  In accepting these Restricted Stock Unit, Participant acknowledges that he or she has received a copy of the Plan and the Award Agreement and has reviewed the Plan and the Award Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Appendix.

Participant further acknowledges that he or she has read and specifically and expressly approves the following sections of the Restricted Stock Unit Terms: Section 9 - No Guarantee of Continued Service, Section 10 - Nature of Grant, Section 20 - Electronic Delivery and Acceptance, Section 23 - Waiver, and Section 24 - Governing Law and Venue.  In addition, Participant acknowledges that he or she has read and specifically and expressly approves the Data Privacy notification above.

Notifications

Foreign Asset/Account Reporting Information. If Participant is an Italian resident and at any time during the fiscal year Participant holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, Participant is required to report the following on his or her annual tax return (Form UNICO, Schedule RW) or on a special form if no tax return is required.  These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Foreign Asset Tax Information.  The value of financial assets held outside of Italy by individuals resident of Italy is subject to a foreign asset tax, at an annual rate of 2 per thousand (0.2%).  The taxable amount will be the fair market value of the financial assets (including Shares) assessed at the end of the calendar year.  No tax payment duties arise if the value of the foreign assets held abroad does not exceed €6,000.

NETHERLANDS

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

SINGAPORE

Terms and Conditions

Restrictions on Sale and Transferability.  Participant hereby agrees that any Shares acquired pursuant to these Restricted Stock Units will not be offered for sale in Singapore prior to the six-month anniversary of the Date of Grant, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).

Exhibit 10.1

Notifications

Securities Law Information.  The grant of these Restricted Stock Units is being made in reliance on section 273(1)(f) of the SFA for which it is exempt from the prospectus and registration requirements under the SFA and is not made to Participant with a view to these Restricted Stock Units or underlying Shares being subsequently offered for sale to any other party.  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Notification Requirement.  The Chief Executive Officer (“CEO”) and the directors, associate directors and shadow directors of a Singapore Parent or Subsidiary are subject to certain notification requirements under the Singapore Companies Act.  The CEO, directors, associate directors and shadow directors must notify the Singapore Parent or Subsidiary in writing of an interest (e.g., Restricted Stock Units, Shares, etc.) in the Company or any related company within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming the CEO or a director, associate director or shadow director.

SPAIN

Terms and Conditions

Labor Law Acknowledgment.  This section supplements Section 10 of the Restricted Stock Unit Terms:

In accepting these Restricted Stock Units, Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously, and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be Service Providers throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Parent or Subsidiary on an ongoing basis.  Consequently, Participant understands that these Restricted Stock Units are granted on the assumption and condition that these Restricted Stock Units or the Shares acquired upon vesting shall not become a part of any employment or service contract (either with the Company or any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever.  In addition, Participant understands that this grant would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of these Restricted Stock Units shall be null and void.

Further, the vesting of these Restricted Stock Units is expressly conditioned on Participant’s continued and active rendering of service, such that if Participant’s status as a Service Provider terminates for any reason whatsoever, these Restricted Stock Units cease vesting immediately effective on the date of Participant’s termination of status as a Service Provider.  This will be the case, for example, even if (1) Participant is considered to be unfairly dismissed without good cause; (2) Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) Participant terminates service due to a change of work location, duties or any other employment

Exhibit 10.1

or contractual condition; (4) Participant terminates service due to a unilateral breach of contract by the Company or any Parent or Subsidiary; or (5) Participant’s status as a Service Provider terminates for any other reason whatsoever.

Notifications

Securities Law Information.  These Restricted Stock Units described in the Plan and the Award Agreement, including this Appendix, do not qualify under Spanish regulations as a security.  No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory.  The Plan and the Award Agreement, including this Appendix, have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

Exchange Control Information.  It is Participant’s responsibility to comply with exchange control regulations in Spain.  Participant must declare the acquisition of Shares for statistical purposes to the Spanish Direccion General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness.  Generally, the declaration must be filed a D-6 form in January for Shares owned as of December 31 of each year; however, if the value of the Shares or the sale proceeds exceed €1,502,530, a declaration must be filed within one month of the acquisition or sale, as applicable.

In addition, Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Foreign Asset/Account Reporting Information.  Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

Further, to the extent that Participant holds Shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, Participant will be required to report information on such assets on his or her tax return (tax form 720) for such year.  After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000.  Participant is strongly advised to consult with his or her personal advisor in this regard.

sweden

There are no country-specific provisions.

UNITED KINGDOM

Terms and Conditions

Exhibit 10.1

Taxes.  The following supplements Section 7 of the Restricted Stock Unit Terms:

Participant shall pay to the Company or the Employer any amount of income tax that the Company or the Employer may be required to account to the HM Revenue and Customs ("HMRC") with respect to the event giving rise to the income tax (the “Taxable Event”) that cannot be satisfied by the means described in Section 7 of the Restricted Stock Unit Terms.  If payment or withholding of the income tax due is not made within ninety (90) days of the end of the U.K. tax year in which the Taxable Event occurs, or such other period as required under U.K. law (the “Due Date”), Participant agrees that the amount of any uncollected income tax shall constitute a loan owed by me to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at the then-current HMRC Official Rate, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 7 of the Restricted Stock Unit Terms.  If Participant fails to comply with his or her obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares acquired under the Plan.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant shall not be eligible for a loan from the Company to cover income tax.  In the event that Participant is a director or executive officer and income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable.  Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for any employee NICs due on this additional benefit, which may be recovered from Participant by the Company or the Employer at any time thereafter by any of the means referred to in Section 7 of the Restricted Stock Unit Terms.